EXHIBIT 99.1
Citizens Community Bancorp, Inc. Reports Earnings of $0.45 Per Share in 4Q22
and $1.69 Per Share in 2022;
Net Loan Growth Up 2.6% From Prior Quarter;
Board of Directors Increase Annual Dividend 12% to $0.29 Per Share

EAU CLAIRE, WI, January 23, 2023 - Citizens Community Bancorp, Inc. (the “Company”) (Nasdaq: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank” or “CCFBank”), today reported earnings of $4.7 million and earnings per diluted share of $0.45 for the quarter ended December 31, 2022, compared to $4.0 million and $0.38 per diluted share for the quarter ended September 30, 2022, and $6.1 million and $0.58 per diluted share for the quarter ended December 31, 2021, respectively. For the fiscal year ended December 31, 2022, earnings were $17.8 million, or $1.69 per diluted share, compared to earnings of $21.3 million, or $1.98 per diluted share for the prior year.
The Company’s fourth quarter 2022 operating results reflected the following changes from the third quarter of 2022: (1) higher non-interest income of $0.4 million due to increases in net gains on investment securities of $0.8 million due to the write-up on equity securities to estimated fair value, partially offset by lower fee income; (2) lower non-interest expense of $0.9 million primarily due to various compensation decreases and gains on sale of repossessed assets; and (3) higher loan loss provision due to loan growth.
“Our fourth quarter results reflect strong loan growth and improved operating efficiencies,” stated Stephen Bianchi, Chairman, President and Chief Executive Officer. “In anticipation of inflationary increases within vendor contracts and higher compensation expense, our team continued to identify expense savings including the closing of two branches during the fourth quarter and one branch during the prior quarter. Net loan growth of 2.6% compared to the linked quarter was solid, although we see annual loan growth moderating to low single digit percentage growth in 2023 and typically Q1 is challenging as winter persists. Higher interest rates also appear to be affecting new project feasibility, but we continue to see unemployment below national averages in our markets and customer attitudes are generally positive about the coming year.”
Book value per share was $16.03 at December 31, 2022, compared to $15.59 at September 30, 2022, and $16.27 at December 31, 2021. Tangible book value per share (non-GAAP)1 was $12.77 at December 31, 2022, compared to $12.32 at September 30, 2022, and $12.90 at December 31, 2021. For the quarter, tangible book value increased by net income and intangible amortization, partially offset by an increase in unrealized losses in the securities available for sale portfolio. These unrealized losses have negatively impacted both book and tangible book value in the second, third and fourth quarters, with the amount of the unrealized loss moderating in the third and fourth quarters of 2022. For the year, net income was mostly offset by the unrealized loss impact on book value resulting in tangible book value per share declining slightly at December 31, 2022 compared to one year earlier.

December 31, 2022 Highlights: (as of or for the 3-month period ended December 31, 2022 compared to September 30, 2022 and December 31, 2021.)

•Quarterly earnings of $4.7 million, or $0.45 per diluted share for the quarter ended December 31, 2022, increased from the quarter ended September 30, 2022, earnings of $4.0 million or $0.38 per diluted share, and decreased from the quarter ended December 31, 2021, earnings of $6.1 million or $0.58 per diluted share.

•Quarterly earnings, as adjusted (non-GAAP)1, were $5.2 million, or $0.49 per diluted share for the quarter ended December 31, 2022, compared to $4.2 million or $0.40 per diluted share for the quarter ended September 30, 2022, and $6.1 million or $0.58 per diluted share for the fourth quarter ended December 31, 2021.

•Earnings for the year ended December 31, 2022, were $17.8 million, or $1.69 per share, which is a decrease from $21.3 million, or $1.98 per share, for the prior year. The Company grew net interest income, despite lower SBA PPP net loan fee accretion in 2022 compared to 2021. The positive benefit of higher net interest income was more than offset by higher provision for loan losses, lower gain on sale of loans and a modest increase in non-interest expense. The non-interest expense increase in 2022 reflected the new market tax credit depletion and branch closure expenses. Annual earnings as adjusted (non-GAAP)1 were $18.5 million, or $1.76 per diluted share for the year ended December 31, 2022, compared to $21.3 million, or $1.99 per diluted share for the year ended December 31, 2021.

•Net interest income was flat from the third quarter of 2022 at $14.5 million and increased $0.1 million from the fourth quarter of 2021 and $2.7 million for the year ended December 31, 2022, to $56.4 million. Net interest income was positively impacted by loan growth, the contractual increase in loan and investment yields and lower interest expense on debt due to the mid-August redemption of $15 million of 6.75% subordinated debt. Meanwhile, interest expense on deposits and FHLB borrowed funds increased due to repricing of deposits to higher rates and a larger balance of FHLB borrowings.

•The net interest margin without SBA PPP net loan fee accretion and loan purchase accretion was flat relative to the previous quarter, ending seven quarters of net interest margin expansion. For the quarter ended December 31, 2022, the net interest margin without SBA PPP net loan fee accretion and loan purchase accretion was 3.33% compared to 3.09% for the comparable quarter one year earlier.

•The provision for loan losses for the quarter ended December 31, 2022, was $0.70 million due to loan growth, compared to $0.38 million for the quarter ended September 30, 2022, and $1.48 million for the year ended December 31, 2022. No loan loss provision was realized during the quarter ended December 31, 2021, or the year ended December 31, 2021, due to lower CARES Act Section 4013 deferrals, low net charge-off or low net recoveries, decreases in criticized assets and improving economic conditions in our markets.

•The efficiency ratio improved to 61% for the quarter ended December 31, 2022, from 64% for the quarter September 30, 2022.

•Originated loans increased by $46.3 million during the fourth quarter of 2022, with strong originations in commercial real estate, multi-family real estate and residential mortgages held in the loan portfolio. As a result of current market conditions, residential 10/1 ARM loan originations were added to the portfolio. The acquired loan portfolio declined $10.5 million.

•Nonperforming assets were $12.7 million at December 31, 2022 compared to $12.6 million at September 30, 2022.

•Substandard loans decreased by $2.9 million to $17.3 million at December 31, 2022, compared to $20.2 million at September 30, 2022.

•Special mention loans decreased $8.0 million during the quarter ended December 31, 2022.

•The Company repurchased 58 thousand shares of the Company’s common stock in the fourth quarter. As of December 31, 2022, approximately 243 thousand shares remain available for repurchase under the current share repurchase authorization.

•Stockholders’ equity as a percent of total assets was 9.20% at December 31, 2022, compared to 9.17% at September 30, 2022. Tangible common equity (“TCE”) as a percent of tangible assets (non-GAAP)1 was 7.47% at December 31, 2022, compared to 7.40% at September 30, 2022.

•On January 19, 2023, the Board of Directors declared a $0.29 per share annual dividend, an increase of 12%, to shareholders of record as of February 3, 2023 and payable February 17, 2023.

•In December 2022, a new branch was opened in La Crosse, Wisconsin, bringing the branch count to 23. La Crosse is a market similar to Eau Claire and Mankato and the branch should enhance the efforts of the Company’s commercial bankers already working in that market.

Balance Sheet and Asset Quality
Total assets increased modestly by $36.2 million during the quarter to $1.82 billion at December 31, 2022, compared to $1.78 billion at September 30, 2022.
Securities available for sale decreased $1.8 million during the quarter ended December 31, 2022, to $166.0 million from $167.8 million at September 30, 2022. This decrease was primarily due to principal repayments and a modest reduction in the market value of the portfolio, partially offset by the purchase of bank holding company issued capital instruments of $2.8 million.
Securities held to maturity decreased $1.2 million to $96.4 million during the quarter ended December 31, 2022, from $97.6 million at September 30, 2022, due to principal repayments.
Total loans receivable increased to $1.412 billion at December 31, 2022, from $1.376 billion at September 30, 2022. The originated loan portfolio increased $46.3 million in the quarter. The growth was due to strong loan fundings and growth in the commercial, multi-family and residential real estate portfolios totaling $49.8 million.
The allowance for loan losses increased to $17.9 million at December 31, 2022, representing 1.27% of total loans receivable. At September 30, 2022, the allowance for loan losses was 1.25% of total loans receivable. For the quarter ended December 31, 2022, the Bank had net recoveries of $22 thousand.
Allowance for Loan Losses Percentages
(in thousands, except ratios)

	December 31, 2022	September 30, 2022	June 30, 2022	December 31, 2021
Loans, end of period	$1,411,784	$1,375,876	$1,346,855	$1,310,963
SBA PPP loans, net of deferred fees	—	—	—	(8,457)
Loans, net of SBA PPP loans and deferred fees	$1,411,784	$1,375,876	$1,346,855	$1,302,506
Allowance for loan losses	$17,939	$17,217	$16,825	$16,913
ALL as a percentage of loans, end of period	1.27%	1.25%	1.25%	1.29%

Nonperforming assets remained relatively flat at $12.7 million or 0.70% of total assets at December 31, 2022, compared to $12.6 million or 0.71% at September 30, 2022, as the sale of a closed branch office was offset by the addition of OREO properties associated with recently closed branch office buildings. Acquired nonaccrual loans decreased to $2.3 million at December 31, 2022, from $2.5 million at September 30, 2022. Originated nonperforming assets increased to $10.2 million or 0.56% of total assets for the most recent quarter.

	(in thousands)
	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021
Special mention loan balances	$12,170	$20,178	$17,274	$1,849	$4,536
Substandard loan balances	17,319	20,227	20,680	24,822	22,817
Criticized loans, end of period	$29,489	$40,405	$37,954	$26,671	$27,353
Special mention loans decreased $8.0 million, largely due to principal repayments received.
Substandard loans decreased modestly by $2.9 million to $17.3 million at December 31, 2022, compared to $20.2 million at September 30, 2022. The decrease in the fourth quarter was largely due to the payoff of substandard loans.
Deposits decreased $9.6 million to $1.42 billion at December 31, 2022, from $1.43 billion at September 30, 2022. All deposit categories reflected lower balances except certificate of deposit (“CD”) accounts, which increased $36.2 million. The increase partially reflects the addition of $20 million of brokered CD’s. The remaining increase in CD’s was partially due to customers moving savings balances to CD accounts. Commercial deposits fell in the quarter as commercial customers decreased their cash balances to support the needs of their businesses.
The Company repurchased 58 thousand shares of the Company’s common stock in the fourth quarter. As of December 31, 2022, approximately 243 thousand shares remain available for repurchase under the current share repurchase authorization.

Review of Operations
Net interest income remained flat at $14.5 million for the fourth quarter ended December 31, 2022, relative to the quarter ended September 30, 2022, and increased slightly from $14.4 million for the quarter ended December 31, 2021, which included $1.3 million of SBA PPP net loan fee accretion. “Our interest rate risk profile remains neutral with repricing asset yields largely offsetting repricing borrowings and deposits. We expect to see a modest reduction in the net interest margin in the first quarter of 2023, due to end of period CD interest rates at December 31, 2022 exceeding average fourth quarter 2022 CD interest rates by 39 basis points. At December 31, 2022, our 13% on-balance sheet liquidity ratio, along with our almost $260 million FHLB borrowing availability was more than sufficient to offset future funding needs,” said Jim Broucek, Executive Vice President and Chief Financial Officer.

The table below shows the impact of accretion related to purchased credit impaired loans and SBA PPP net loan fees on interest income and NIM.

Net interest income and net interest margin analysis:
(in thousands, except yields and rates)

	Three months ended
	December 31, 2022		September 30, 2022		June 30, 2022		March 31, 2022		December 31, 2021
	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin	Net Interest Income	Net Interest Margin
As reported	$14,478	3.40%	$14,457	3.43%	$14,267	3.46%	$13,167	3.25%	$14,384	3.50%
Less non-accretable difference realized as interest from payoff of purchased credit impaired (“PCI”) loans	$(109)	(0.02)%	$(34)	(0.01)%	$(70)	(0.02)%	$(26)	(0.01)%	$(2)	—%
Less accelerated accretion from payoff of certain PCI loans with transferred non-accretable differences	$(32)	(0.01)%	$(117)	(0.06)%	$(308)	(0.08)%	$(11)	—%	$(200)	(0.05)%
Less scheduled accretion interest	$(169)	(0.04)%	$(247)	(0.03)%	$(255)	(0.06)%	$(264)	(0.07)%	$(264)	(0.06)%
Without loan purchase accretion	$14,168	3.33%	$14,059	3.33%	$13,634	3.30%	$12,866	3.17%	$13,918	3.39%
Less SBA PPP net loan fee accretion	$—	—%	$—	—%	$(39)	(0.01)%	$(259)	(0.06)%	$(1,251)	(0.30)%
Without SBA PPP net loan fee accretion and loan purchase accretion	$14,168	3.33%	$14,059	3.33%	$13,595	3.29%	$12,607	3.11%	$12,667	3.09%
Loan loss provisions for the quarter ended December 31, 2022, were $0.7 million largely reflecting the expanding loan portfolio. Loan loss provisions for the quarters ended September 30, 2022, and June 30, 2022, were $0.4 million, with both quarters helped by reductions in specific reserves due to payoffs on the underlying loans. There were no loan loss provisions for the quarters ended March 31, 2022 or December 31, 2021.
Non-interest income increased to $2.9 million in the quarter ended December 31, 2022, compared to $2.5 million in the quarter ended September 30, 2022, and decreased from $4.4 million in the quarter ended December 31, 2021. The increase in the fourth quarter of 2022, compared to the third quarter of 2022, was largely due to gains on investment securities partially offset by slightly lower service charges on deposit accounts, loan servicing income and loan fees, and service charge income. Relative to the comparable quarter one year earlier, non-interest income was lower as a result of lower gain on sale of loans and lower loan servicing income.
Total non-interest expense decreased $0.9 million in the fourth quarter of 2022 to $10.3 million, compared to $11.3 million for the quarter ended September 30, 2022, and $10.5 million for the quarter ended December 31, 2021. The decrease from the third quarter of 2022 was due to: (1) (a) a decrease in compensation of $0.7 million due to a lower incentive compensation related to the third quarter catch-up accruals of $0.2 million, (b) lower compensation paid due to a lower head count of $0.2 million and (c) some one-time seasonal factors of $0.3 million; (2) a reduction in the amortization of core deposit intangible assets of $0.2 million; and (3) gains on sale of repossessed assets of $0.4 million due to the sale of a closed branch office. Partially offsetting these decreases were increases in other non-interest expense of $0.3 million, due to higher branch closure costs primarily associated with reductions in value of the two closed branches in the quarter of $0.6 million.
Provision for income taxes increased to $1.6 million in the fourth quarter of 2022 from $1.3 million in the third quarter of 2022. The provision for income taxes decreased to $5.8 million for fiscal year 2022 from $7.7 million for fiscal year 2021. The decrease in fiscal year 2022 is due to lower pre-tax income and a lower tax rate due to the impact of the new market tax credit purchased in the first quarter of 2022. The tax credits are expected to be realized over the next seven years. The effective tax rate was 25.6% in the fourth quarter of 2022, compared to 24.3% the previous quarter and

26.7% for the comparable prior year quarter. The effective tax rate for 2022 was 24.7% compared to 26.6% for the prior year.
These financial results are preliminary until the Form 10-K is filed in March 2023.

About the Company
Citizens Community Bancorp, Inc. (NASDAQ: “CZWI”) is the holding company of the Bank, a national bank based in Altoona, Wisconsin, currently serving customers primarily in Wisconsin and Minnesota through 23 branch locations. Its primary markets include the Chippewa Valley Region in Wisconsin, the Twin Cities and Mankato markets in Minnesota, and various rural communities around these areas. The Bank offers traditional community banking services to businesses, ag operators and consumers, including residential mortgage loans.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified using forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “estimates,” “intend,” “may,” “on pace,” “preliminary,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in the operations and business environment of the Company and the Bank. These uncertainties include conditions in the financial markets and economic conditions generally; adverse impacts to the Company or Bank arising from the COVID-19 pandemic; acts of terrorism and political or military actions by the United States or other governments; the possibility of a deterioration in the residential real estate markets; interest rate risk; lending risk; higher lending risks associated with our commercial and agricultural banking activities; the sufficiency of loan allowances; changes in the fair value or ratings downgrades of our securities; competitive pressures among depository and other financial institutions; disintermediation risk; our ability to maintain our reputation; our ability to maintain or increase our market share; our ability to realize the benefits of net deferred tax assets; our inability to obtain needed liquidity; our ability to raise capital needed to fund growth or meet regulatory requirements; our ability to attract and retain key personnel; our ability to keep pace with technological change; prevalence of fraud and other financial crimes; cybersecurity risks; the possibility that our internal controls and procedures could fail or be circumvented; our ability to successfully execute our acquisition growth strategy; risks posed by acquisitions and other expansion opportunities, including difficulties and delays in integrating the acquired business operations or fully realizing the cost savings and other benefits; restrictions on our ability to pay dividends; the potential volatility of our stock price; accounting standards for loan losses; legislative or regulatory changes or actions, or significant litigation, adversely affecting the Company or Bank; public company reporting obligations; changes in federal or state tax laws; and changes in accounting principles, policies or guidelines and their impact on financial performance. Stockholders, potential investors, and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2021, filed with the Securities and Exchange Commission (“SEC”) on March 2, 2022 and the Company’s subsequent filings with the SEC. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.
1 Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, such as net income as adjusted, net income as adjusted per share, tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity, which management believes may be helpful in understanding the Company’s results of operations or financial position and comparing results over different periods.

Net income as adjusted and net income as adjusted per share are non-GAAP measures that eliminate the impact of certain expenses such as branch closure costs and related severance pay, accelerated depreciation expense and lease termination fees, and the gain on sale of branch deposits and fixed assets. Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on average tangible common equity are non-GAAP measures that eliminate the impact of goodwill and intangible assets on our financial position. Management believes these measures are useful in assessing the strength of our financial position.

Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other banks and financial institutions.

Contact: Steve Bianchi, CEO
(715)-836-9994

(CZWI-ER)

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Balance Sheets
(in thousands, except shares and per share data)

	December 31, 2022 (unaudited)	September 30, 2022 (unaudited)	December 31, 2021 (audited)
Assets
Cash and cash equivalents	$35,363	$29,411	$47,691
Other interest bearing deposits	249	368	1,511
Securities available for sale “AFS”	165,991	167,764	203,068
Securities held to maturity “HTM”	96,379	97,610	71,141
Equity investments	1,794	1,461	1,328
Other investments	15,834	15,907	15,305
Loans receivable	1,411,784	1,375,876	1,310,963
Allowance for loan losses	(17,939)	(17,217)	(16,913)
Loans receivable, net	1,393,845	1,358,659	1,294,050
Loans held for sale	—	666	6,670
Mortgage servicing rights, net	4,262	4,371	4,161
Office properties and equipment, net	20,493	21,427	21,169
Accrued interest receivable	5,285	4,716	3,916
Intangible assets	2,449	2,701	3,898
Goodwill	31,498	31,498	31,498
Foreclosed and repossessed assets, net	1,271	1,584	1,408
Bank owned life insurance (“BOLI”)	24,954	24,784	24,312
Other assets	16,719	17,275	8,502
TOTAL ASSETS	$1,816,386	$1,780,202	$1,739,628
Liabilities and Stockholders’ Equity
Liabilities:
Deposits	$1,424,720	$1,434,368	$1,387,535
Federal Home Loan Bank (“FHLB”) advances	142,530	102,530	111,527
Other borrowings	72,409	72,351	58,426
Other liabilities	9,639	7,634	11,274
Total liabilities	1,649,298	1,616,883	1,568,762
Stockholders’ equity:
Common stock— $0.01 par value, authorized 30,000,000; 10,425,119, 10,478,210 and 10,502,442 shares issued and outstanding, respectively	104	105	105
Additional paid-in capital	119,240	119,638	119,925
Retained earnings	65,400	60,833	50,675
Accumulated other comprehensive (loss) income	(17,656)	(17,257)	161
Total stockholders’ equity	167,088	163,319	170,866
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,816,386	$1,780,202	$1,739,628
        Note: Certain items previously reported were reclassified for consistency with the current presentation.

CITIZENS COMMUNITY BANCORP, INC.
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2022 (unaudited)	September 30, 2022 (unaudited)	December 31, 2021 (unaudited)	December 31, 2022 (unaudited)	December 31, 2021 (audited)
Interest and dividend income:
Interest and fees on loans	$17,042	$15,937	$15,158	$61,639	$58,172
Interest on investments	2,317	2,022	1,604	7,758	5,863
Total interest and dividend income	19,359	17,959	16,762	69,397	64,035
Interest expense:
Interest on deposits	2,695	1,681	1,261	6,429	5,850
Interest on FHLB borrowed funds	1,127	568	388	2,303	1,572
Interest on other borrowed funds	1,059	1,253	729	4,296	2,946
Total interest expense	4,881	3,502	2,378	13,028	10,368
Net interest income before provision for loan losses	14,478	14,457	14,384	56,369	53,667
Provision for loan losses	700	375	—	1,475	—
Net interest income after provision for loan losses	13,778	14,082	14,384	54,894	53,667
Non-interest income:
Service charges on deposit accounts	513	535	470	2,018	1,726
Interchange income	583	597	577	2,343	2,354
Loan servicing income	527	611	762	2,439	3,322
Gain on sale of loans	144	194	1,268	1,474	5,399
Loan fees and service charges	179	267	158	679	705
Net gains (losses) on investment securities	708	(55)	879	541	1,224
Other	219	323	293	936	1,094
Total non-interest income	2,873	2,472	4,407	10,430	15,824
Non-interest expense:
Compensation and related benefits	5,241	5,900	5,987	22,128	22,723
Occupancy	1,353	1,429	1,384	5,490	5,327
Data processing	1,355	1,382	1,186	5,453	5,560
Amortization of intangible assets	252	399	399	1,449	1,596
Mortgage servicing rights expense, net	157	197	163	222	191
Advertising, marketing and public relations	255	300	409	1,017	986
FDIC premium assessment	118	119	156	470	551
Professional services	555	382	350	1,707	1,542
Gains on repossessed assets, net	(378)	(8)	(50)	(395)	(199)
New market tax credit depletion	162	163	—	650	—
Other	1,266	1,014	541	3,552	2,255
Total non-interest expense	10,336	11,277	10,525	41,743	40,532
Income before provision for income taxes	6,315	5,277	8,266	23,581	28,959
Provision for income taxes	1,619	1,284	2,209	5,820	7,693
Net income attributable to common stockholders	$4,696	$3,993	$6,057	$17,761	$21,266
Per share information:
Basic earnings	$0.45	$0.38	$0.58	$1.69	$1.98
Diluted earnings	$0.45	$0.38	$0.58	$1.69	$1.98
Cash dividends paid	$—	$—	$—	$0.26	$0.23
Book value per share at end of period	$16.03	$15.59	$16.27	$16.03	$16.27
Tangible book value per share at end of period (non-GAAP)	$12.77	$12.32	$12.90	$12.77	$12.90
Note: Certain items previously reported were reclassified for consistency with the current presentation.

Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)
(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP pretax income	$6,315	$5,277	$8,266	$23,581	$28,959
Branch closure costs (1)	646	302	—	981	—
FHLB borrowings prepayment fee (2)	—	—	—	—	102
Pretax income as adjusted (3)	6,961	5,579	8,266	24,562	29,061
Provision for income tax on net income as adjusted (4)	1,785	1,357	2,209	6,062	7,722
Net income as adjusted (non-GAAP) (3)	$5,176	$4,222	$6,057	$18,500	$21,339
GAAP diluted earnings per share, net of tax	$0.45	$0.38	$0.58	$1.69	$1.98
Branch closure costs, net of tax (5)	0.04	0.02	—	0.07	—
FHLB borrowings prepayment fee	—	—	—	—	0.01
Diluted earnings per share, as adjusted, net of tax (non-GAAP)	$0.49	$0.40	$0.58	$1.76	$1.99

Average diluted shares outstanding	10,460,025	10,519,079	10,516,130	10,513,773	10,726,539

(1) Branch closure costs include severance pay recorded in compensation and benefits and accelerated depreciation expense included in other non-interest expense in the consolidated statement of operations.
(2) FHLB borrowings prepayment fee resulted from the early termination of $8 million in FHLB borrowings at a weighted average rate of 2.19% and weighted average maturity of 8.75 months included in other non-interest expense in the consolidated statement of operations.
(3) Pretax income as adjusted and net income as adjusted is a non-GAAP measure that management believes enhances the market’s ability to assess the underlying business performance and trends related to core business activities.
(4) Provision for income tax on net income as adjusted is calculated at our effective tax rate for each respective period presented.
(5) Branch closure costs, net of tax is rounded to $0.04 to balance to diluted earnings per share, as adjusted, net of tax (non-GAAP).

Loan Composition (in thousands)	December 31, 2022	September 30, 2022	June 30, 2022	December 31, 2021
Originated Loans:
Commercial/Agricultural real estate:
Commercial real estate	$640,816	$610,348	$596,001	$578,395
Agricultural real estate	69,431	62,302	57,323	52,372
Multi-family real estate	205,601	193,758	175,964	174,050
Construction and land development	101,681	116,147	114,017	78,613
C&I/Agricultural operating:
Commercial and industrial	127,115	124,350	124,113	107,937
Agricultural operating	23,124	20,847	20,287	26,202
Residential mortgage:
Residential mortgage	84,783	77,307	65,707	63,855
Purchased HELOC loans	3,262	3,357	3,419	3,871
Consumer installment:
Originated indirect paper	10,236	11,234	12,736	15,971
Other consumer	6,894	7,016	7,472	8,473
Originated loans before SBA PPP loans	1,272,943	1,226,666	1,177,039	1,109,739
SBA PPP loans	—	—	—	8,755
Total originated loans	$1,272,943	$1,226,666	$1,177,039	$1,118,494
Acquired Loans:
Commercial/Agricultural real estate:
Commercial real estate	$85,155	$91,340	$106,916	$120,070
Agricultural real estate	18,477	19,405	20,484	26,123
Multi-family real estate	3,307	3,914	3,965	4,299
Construction and land development	811	1,703	1,171	907
C&I/Agricultural operating:
Commercial and industrial	8,898	10,465	14,889	14,230
Agricultural operating	5,682	5,186	4,182	5,386
Residential mortgage:
Residential mortgage	20,606	21,426	22,868	27,135
Consumer installment:
Other consumer	256	294	313	401
Total acquired loans	$143,192	$153,733	$174,788	$198,551
Total Loans:
Commercial/Agricultural real estate:
Commercial real estate	$725,971	$701,688	$702,917	$698,465
Agricultural real estate	87,908	81,707	77,807	78,495
Multi-family real estate	208,908	197,672	179,929	178,349
Construction and land development	102,492	117,850	115,188	79,520
C&I/Agricultural operating:
Commercial and industrial	136,013	134,815	139,002	122,167
Agricultural operating	28,806	26,033	24,469	31,588
Residential mortgage:
Residential mortgage	105,389	98,733	88,575	90,990
Purchased HELOC loans	3,262	3,357	3,419	3,871
Consumer installment:
Originated indirect paper	10,236	11,234	12,736	15,971
Other consumer	7,150	7,310	7,785	8,874
Gross loans before SBA PPP loans	$1,416,135	$1,380,399	$1,351,827	$1,308,290
SBA PPP loans	—	—	—	8,755
Gross loans	$1,416,135	$1,380,399	$1,351,827	$1,317,045
Unearned net deferred fees and costs and loans in process	(2,585)	(2,447)	(2,338)	(2,482)
Unamortized discount on acquired loans	(1,766)	(2,076)	(2,634)	(3,600)
Total loans receivable	$1,411,784	$1,375,876	$1,346,855	$1,310,963

Nonperforming Originated and Acquired Assets
(in thousands, except ratios)

	December 31, 2022	September 30, 2022	June 30, 2022	December 31, 2021
Nonperforming assets:
Originated nonperforming assets:
Nonaccrual loans	$8,947	$8,294	$7,770	$6,448
Accruing loans past due 90 days or more	213	169	700	63
Total originated nonperforming loans (“NPL”)	9,160	8,463	8,470	6,511
Other real estate owned (“OREO”)	1,041	—	—	—
Other collateral owned	6	—	10	2
Total originated nonperforming assets (“NPAs”)	$10,207	$8,463	$8,480	$6,513
Acquired nonperforming assets:
Nonaccrual loans	$2,257	$2,478	$2,664	$5,217
Accruing loans past due 90 days or more	33	79	14	97
Total acquired nonperforming loans (“NPL”)	2,290	2,557	2,678	5,314
Other real estate owned (“OREO”)	224	1,584	1,427	1,406
Other collateral owned	—	—	—	—
Total acquired nonperforming assets (“NPAs”)	$2,514	$4,141	$4,105	$6,720
Total nonperforming assets (“NPAs”)	$12,721	$12,604	$12,585	$13,233
Loans, end of period	$1,411,784	$1,375,876	$1,346,855	$1,310,963
Total assets, end of period	$1,816,386	$1,780,202	$1,763,607	$1,739,628
Ratios:
Originated NPLs to total loans	0.65%	0.61%	0.63%	0.50%
Acquired NPLs to total loans	0.16%	0.19%	0.20%	0.41%
Originated NPAs to total assets	0.56%	0.48%	0.48%	0.37%
Acquired NPAs to total assets	0.14%	0.23%	0.23%	0.39%

Nonperforming Assets
(in thousand, except ratios)

	December 31, 2022	September 30, 2022	June 30, 2022	December 31, 2021
Nonperforming assets:
Nonaccrual loans
Commercial real estate	$5,736	$5,848	$5,275	$5,374
Agricultural real estate	2,742	2,729	3,169	3,490
Construction and land development	—	43	43	—
Commercial and industrial (“C&I”)	552	188	211	298
Agricultural operating	890	668	555	993
Residential mortgage	1,253	1,246	1,122	1,433
Consumer installment	31	50	59	77
Total nonaccrual loans	$11,204	$10,772	$10,434	$11,665
Accruing loans past due 90 days or more	246	248	714	160
Total nonperforming loans (“NPLs”)	11,450	11,020	11,148	11,825
Foreclosed and repossessed assets, net	1,271	1,584	1,437	1,408
Total nonperforming assets (“NPAs”)	$12,721	$12,604	$12,585	$13,233
Troubled Debt Restructurings (“TDRs”)	$7,788	$9,336	$8,712	$12,523
Nonaccrual TDRs	$2,617	$2,426	$2,549	$4,539
Loans, end of period	$1,411,784	$1,375,876	$1,346,855	$1,310,963
Total assets, end of period	$1,816,386	$1,780,202	$1,763,607	$1,739,628
Ratios:
NPLs to total loans	0.81%	0.80%	0.83%	0.90%
NPAs to total assets	0.70%	0.71%	0.71%	0.76%

Deposit Composition
(in thousands)

	December 31, 2022	September 30, 2022	June 30, 2022	December 31, 2021
Non-interest bearing demand deposits	$284,722	$285,670	$276,815	$276,631
Interest bearing demand deposits	371,210	394,924	401,857	396,231
Savings accounts	220,019	236,107	239,322	222,674
Money market accounts	323,435	328,544	328,718	288,985
Certificate accounts	225,334	189,123	153,498	203,014
Total deposits	$1,424,720	$1,434,368	$1,400,210	$1,387,535

Average Balances, Interest Yields and Rates
(in thousands, except yields and rates)

	Three Months Ended December 31, 2022			Three Months Ended September 30, 2022			Three Months Ended December 31, 2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$8,134	$88	4.29%	$11,043	$60	2.16%	$45,758	$15	0.13%
Loans receivable	1,399,244	17,041	4.83%	1,370,897	15,937	4.61%	1,271,956	15,158	4.73%
Interest bearing deposits	337	2	2.35%	1,079	7	2.57%	1,512	8	2.10%
Investment securities (1)	264,064	1,990	3.01%	274,868	1,768	2.57%	296,444	1,404	1.88%
Other investments	15,783	238	5.98%	14,910	187	4.98%	15,081	177	4.66%
Total interest earning assets (1)	$1,687,562	$19,359	4.55%	$1,672,797	$17,959	4.26%	$1,630,751	$16,762	4.08%
Average interest bearing liabilities:
Savings accounts	$217,537	$307	0.56%	$227,985	$204	0.36%	$217,460	$92	0.17%
Demand deposits	379,011	836	0.88%	413,033	575	0.55%	384,477	259	0.27%
Money market accounts	316,791	710	0.89%	331,469	519	0.62%	288,683	207	0.28%
CD’s	180,146	773	1.70%	136,624	335	0.97%	183,137	607	1.31%
IRA’s	33,600	69	0.81%	34,446	48	0.55%	38,453	96	0.99%
Total deposits	$1,127,085	$2,695	0.95%	$1,143,557	$1,681	0.58%	$1,112,210	$1,261	0.45%
FHLB advances and other borrowings	212,051	2,186	4.09%	192,338	1,821	3.76%	170,475	1,117	2.60%
Total interest bearing liabilities	$1,339,136	$4,881	1.45%	$1,335,895	$3,502	1.04%	$1,282,685	$2,378	0.74%
Net interest income		$14,478			$14,457			$14,384
Interest rate spread			3.10%			3.22%			3.34%
Net interest margin (1)			3.40%			3.43%			3.50%
Average interest earning assets to average interest bearing liabilities			1.26			1.25			1.27

(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the quarters ended December 31, 2022, September 30, 2022 and December 31, 2021. The FTE adjustment to net interest income included in the rate calculations totaled $0, $0 and $0 thousand for the three months ended December 31, 2022, September 30, 2022 and December 31, 2021, respectively.

	Twelve Months Ended December 31, 2022			Twelve Months Ended December 31, 2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)	Average Balance	Interest Income/ Expense	Average Yield/ Rate (1)
Average interest earning assets:
Cash and cash equivalents	$19,796	$203	1.03%	$99,839	$122	0.12%
Loans receivable	1,351,052	61,639	4.56%	1,216,244	58,172	4.78%
Interest bearing deposits	1,106	24	2.17%	2,047	45	2.20%
Investment securities (1)	278,056	6,767	2.43%	271,715	5,009	1.84%
Other investments	15,230	764	5.02%	15,025	687	4.57%
Total interest earning assets (1)	$1,665,240	$69,397	4.17%	$1,604,870	$64,035	3.99%
Average interest bearing liabilities:
Savings accounts	$225,204	$730	0.32%	$212,867	$369	0.17%
Demand deposits	403,289	1,881	0.47%	367,103	1,047	0.29%
Money market accounts	317,879	1,721	0.54%	269,620	783	0.29%
CD’s	153,085	1,853	1.21%	224,708	3,200	1.42%
IRA’s	35,192	244	0.69%	39,699	451	1.14%
Total deposits	$1,134,649	$6,429	0.57%	$1,113,997	$5,850	0.53%
FHLB advances and other borrowings	189,274	6,599	3.49%	173,029	4,518	2.61%
Total interest bearing liabilities	$1,323,923	$13,028	0.98%	$1,287,026	$10,368	0.81%
Net interest income		$56,369			$53,667
Interest rate spread			3.19%			3.18%
Net interest margin (1)			3.39%			3.34%
Average interest earning assets to average interest bearing liabilities			1.26			1.25
(1) Fully taxable equivalent (FTE). The average yield on tax exempt securities is computed on a tax equivalent basis using a tax rate of 21% for the twelve months ended December 31, 2022 and December 31, 2021. The FTE adjustment to net interest income included in the rate calculations totaled $1 and $3 thousand for the twelve months ended December 31, 2022 and December 31, 2021, respectively.

The following table reports key financial metric ratios based on a net income as adjusted basis:

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Ratios based on net income:
Return on average assets (annualized)	1.03%	0.89%	1.37%	1.00%	1.23%
Return on average equity (annualized)	11.32%	9.57%	14.29%	10.70%	12.97%
Return on average tangible common equity[4] (annualized)	14.85%	12.99%	19.00%	14.36%	17.56%
Efficiency ratio	61%	64%	57%	61%	57%
Net interest margin with loan purchase accretion	3.40%	3.43%	3.50%	3.39%	3.34%
Net interest margin without loan purchase accretion	3.33%	3.33%	3.39%	3.29%	3.25%
Ratios based on net income as adjusted (non-GAAP)
Return on average assets as adjusted[2] (annualized)	1.14%	0.94%	1.37%	1.04%	1.24%
Return on average equity as adjusted[3] (annualized)	12.47%	10.12%	14.29%	11.15%	13.01%

Reconciliation of Return on Average Assets as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021

GAAP earnings after income taxes	$4,696	$3,993	$6,057	$17,761	$21,266
Net income as adjusted after income taxes (non-GAAP) (1)	$5,176	$4,222	$6,057	$18,500	$21,339
Average assets	$1,803,155	$1,780,942	$1,751,609	$1,775,049	$1,722,483
Return on average assets (annualized)	1.03%	0.89%	1.37%	1.00%	1.23%
Return on average assets as adjusted (non-GAAP) (annualized)	1.14%	0.94%	1.37%	1.04%	1.24%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of Return on Average Equity as Adjusted (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP earnings after income taxes	$4,696	$3,993	$6,057	$17,761	$21,266
Net income as adjusted after income taxes (non-GAAP) (1)	$5,176	$4,222	$6,057	$18,500	$21,339
Average equity	$164,621	$165,528	$168,165	$165,921	$163,987
Return on average equity (annualized)	11.32%	9.57%	14.29%	10.70%	12.97%
Return on average equity as adjusted (non-GAAP) (annualized)	12.47%	10.12%	14.29%	11.15%	13.01%
(1) See Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)

Reconciliation of tangible book value per share (non-GAAP)
(in thousands, except per share data)

Tangible book value per share at end of period	December 31, 2022	September 30, 2022	December 31, 2021
Total stockholders’ equity	$167,088	$163,319	$170,866
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,449)	(2,701)	(3,898)
Tangible common equity (non-GAAP)	$133,141	$129,120	$135,470
Ending common shares outstanding	10,425,119	10,478,210	10,502,442
Book value per share	$16.03	$15.59	$16.27
Tangible book value per share (non-GAAP)	$12.77	$12.32	$12.90

Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)
(in thousands, except ratios)

Tangible common equity as a percent of tangible assets at end of period	December 31, 2022	September 30, 2022	December 31, 2021
Total stockholders’ equity	$167,088	$163,319	$170,866
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,449)	(2,701)	(3,898)
Tangible common equity (non-GAAP)	$133,141	$129,120	$135,470
Total Assets	$1,816,386	$1,780,202	$1,739,628
Less: Goodwill	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,449)	(2,701)	(3,898)
Tangible Assets (non-GAAP)	$1,782,439	$1,746,003	$1,704,232
Total stockholders’ equity to total assets ratio	9.20%	9.17%	9.82%
Tangible common equity as a percent of tangible assets (non-GAAP)	7.47%	7.40%	7.95%

Reconciliation of Return on Average Tangible Common Equity (non-GAAP)
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Total stockholders’ equity	$167,088	$163,319	$170,866	$167,088	$170,866
Less: Goodwill	(31,498)	(31,498)	(31,498)	(31,498)	(31,498)
Less: Intangible assets	(2,449)	(2,701)	(3,898)	(2,449)	(3,898)
Tangible common equity (non-GAAP)	$133,141	$129,120	$135,470	$133,141	$135,470
Average tangible common equity (non-GAAP)	$130,577	$131,130	$132,569	$131,305	$127,793
GAAP earnings after income taxes	$4,696	$3,993	$6,057	$17,761	$21,266
Amortization of intangible assets, net of tax	190	302	292	1,095	1,171
Tangible net income	$4,886	$4,295	$6,349	$18,856	$22,437
Return on average tangible common equity (annualized)	14.85%	12.99%	19.00%	14.36%	17.56%

Reconciliation of Efficiency Ratio
(in thousands, except ratios)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	September 30, 2022	December 31, 2021	December 31, 2022	December 31, 2021
Non-interest expense (GAAP)	$10,336	$11,277	$10,525	$41,743	$40,532
Less amortization of intangibles	(252)	(399)	(399)	(1,449)	(1,596)
Efficiency ratio numerator (GAAP)	$10,084	$10,878	$10,126	$40,294	$38,936

Non-interest income	$2,873	$2,472	$4,407	$10,430	$15,824
Loss (Gain) on investment securities	(708)	55	(879)	(541)	(1,224)
Net interest margin	14,478	14,457	14,384	56,369	53,667
Efficiency ratio denominator (GAAP)	$16,643	$16,984	$17,912	$66,258	$68,267
Efficiency ratio (GAAP)	61%	64%	57%	61%	57%

1Net income as adjusted and net income as adjusted per share are non-GAAP financial measures that management believes enhances investors’ ability to better understand the underlying business performance and trends related to core business activities. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of GAAP Net Income and Net Income as Adjusted (non-GAAP)”.
2Return on average assets as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average assets. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Assets as Adjusted (non-GAAP)”.
3Return on average equity as adjusted is a non-GAAP measure that management believes enhances investors’ ability to better understand the underlying business performance and trends relative to average equity. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of Return on Average Equity as Adjusted (non-GAAP)”.
4Tangible book value, tangible book value per share, tangible common equity as a percent of tangible assets and return on tangible common equity are non-GAAP measures that management believes enhances investors’ ability to better understand the Company’s financial position. For a detailed reconciliation of GAAP to non-GAAP results, see the accompanying financial table “Reconciliation of tangible book value per share (non-GAAP)”, “Reconciliation of tangible common equity as a percent of tangible assets (non-GAAP)”, and “Reconciliation of return on average tangible common equity)”.